Exhibit 2.2

Execution Version

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of April 15, 2008 by and between Enigma Software Group USA, LLC, a Connecticut limited liability company (“Buyer”) and Enigma Software Group, Inc., a Delaware corporation, and its Subsidiaries (as such term is hereinafter defined)  (“Seller”).  The Buyer and Seller are hereinafter collectively referred to as the “Parties” and each a “Party” to this Agreement.

RECITALS:

WHEREAS, Enigma Software Group, Inc. and all of its subsidiaries other than Tool City, Inc., a Nevada corporation, (“Subsidiaries”) are in the business of developing and marketing security software products over the Internet (the “Software Business”);

WHEREAS, on April 14, 2008, pursuant to that certain Share Exchange Agreement dated as of April 14, 2008, Seller acquired all of the outstanding shares of Tool City, Inc. d/b/a City Loan (“Tool City”) and thereby entered a new line of business (the “Share Exchange Agreement”); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell and assign to Buyer, all of Seller’s right, title and interest in and to certain assets used in the Software Business, and Seller desires to assign to Buyer, and Buyer desires to assume, certain liabilities and obligations of Seller relating to Seller’s Software Business, all as described in this Agreement on the terms and subject to the conditions set forth herein

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.

Purchase and Sale of Assets.  At the Closing (as defined in Section 5 hereof), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Seller all of Seller’s right, title and interest in and to all of the assets of the Seller, except as otherwise expressly identified in Section 2 hereof (the “Purchased Assets”).  Without limiting the generality of the foregoing, subject to Section 2 hereof, the Purchased Assets shall include, without limitation, the assets of Seller identified on Schedule 1 attached hereto and the following:

(a)

all trademarks, patents, copyrights, licenses, logos, trade names, trade dress, trade secrets, designs, branding, software, domain names, web pages, and all other intellectual property rights relating to, derived from, or otherwise incorporating the Purchased Assets, whether registered or unregistered with any governmental entity, foreign or domestic, including all applications thereof and the right to sue for past infringements thereof (collectively, the “Intellectual Property”),

(b)

all design, distribution, and other processes relating to the Purchased Assets (collectively, the “Processes”);

(c)

all advertising copy, marketing materials, packaging, boxes, box art, trade dress, graphics, artwork, commercials, videos, displays, and all other marketing, promotional and advertising materials related to, or otherwise incorporating, the Purchased Assets (collectively, the “Advertising Materials”);

(d)

all cash other than as excluded in Section 2.1(a);

(e)

all work in process and inventory related to the Purchased Assets (collectively, the “Inventory”);

(f)

all customer lists, supplier lists, sales and marketing records and materials, problem/complaint lists, other business records, and all other lists and data (in electronic or tangible form) concerning the customers, suppliers, vendors, manufacturers representatives and all other persons having business relations with Seller in connection with the Purchased Assets (collectively, the “Data”);

(g)

all rights of the Seller under any contracts, agreements, purchase orders, letters of intent, and any other instrument or agreement relating to the Software Business or the Purchased Assets (collectively, the “Assumed Contracts”), whether arising before, on or after the Closing Date;

(h)

all intangible property associated with the Purchased Assets, including goodwill and covenants not to compete;

(i)

all office equipment, computers and supplies of Seller (collectively, “Equipment”);

(j)

all accounts receivable relating to the Purchased Assets (collectively, the “Accounts Receivable”);

(k)

All prepaid expenses, rental security deposits and investments in subsidiaries, excluding Tool City, Inc.;

(l)

all pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder (“ERISA”), and any welfare plan as defined in Section 3(1) of ERISA), whether any of the foregoing is funded, insured or self-funded, written or oral, sponsored or maintained by the Company (the “Employee Plans”); and

(l)

copies of all of Seller’s books and records evidencing the ownership of the Purchased Assets, as well as all documentation concerning the Purchased Assets.

2.

Excluded Assets.  Notwithstanding anything in Section 1 to the contrary, the Purchased Assets shall not include, and Seller shall retain, as of the Closing Date (as defined in Section 5 hereof), the following:

(a)

cash in the amount of one hundred seventy-two thousand five hundred dollars ($172,500) on deposit in bank accounts of Seller not conveyed to Buyer at the Closing, provided that in the event such bank accounts shall include less than such amount of cash immediately prior to the Closing, Buyer shall pay to Seller as part of the Consideration (as herein defined) for the Purchased Assets at the Closing in cash the full amount of such deficit;

(b)

all marketable securities of Seller;

(c)

the capital stock of Tool City;

(d)

any corporate or tax records of Seller, provided that Seller shall make copies of such records that specifically relate to the development, distribution, marketing, promotion or sales of the Purchased Assets for Buyer and deliver same within thirty (30) calendar days following the Closing Date; and

(e)

all of Seller’s rights under this Agreement, the Share Exchange Agreement, that certain Series A Convertible Preferred Stock Purchase Agreement dated as of April 14, 2008, by and among Seller, Title America Corp, Alvin Estevez and Colorado Stark, and each of the instruments, agreements and other documents executed and delivered in connection with each such agreement.

3.

Assumed Liabilities.  Buyer agrees that it will, at the Closing and in connection with the foregoing sale, assignment, transfer and delivery of the Purchased Assets, assume and agree to pay, perform and discharge when due all liabilities or obligations of the Seller of any nature, known or unknown, and regardless of whether such liabilities or obligations relate directly or indirectly to the Purchased Assets, existing or arising on or before the Closing Date or arising out of or relating in any manner to the conduct by the Company of the Software Business (collectively, the “Assumed Liabilities”), except for the liabilities and obligations expressly identified on Schedule 2 attached hereto (the “Retained Liabilities”).  Without limiting the generality of the foregoing, the Assumed Liabilities shall include the following:

(a)

all liabilities or obligations of Seller under the Assumed Contracts, whether arising before, on or after the Closing Date;

(b)

all obligations or liabilities of Seller for indebtedness for borrowed money, except as specifically set forth on Schedule 3;

(c)

all liabilities or obligations of Seller under and leases for real property to which Seller is a party or by which it is bound as of the Closing Date, including without limitation, the lease for premises located at 150 Southfield Avenue, Apartment 1432, Stamford, CT 06902 between the Seller and Avalon Communities, effective March 1, 2007;

(d)

all amounts due officers, employees, agents or contractors of Seller as of the Closing Date or arising out of services performed on or prior to the Closing Date;

(e)

all liabilities arising under or related to any Employee Plan; and

(f)

all trade payables and other accounts payable of the Seller as of the Closing Date

4.

Consideration and Payment.  As consideration for the Purchased Assets and the agreements of Seller contained herein, Buyer shall (i) assume the Assumed Liabilities, as set forth in Section 3, and (ii) pay to Seller any amount by which the amount of cash remaining in bank accounts of Seller not conveyed to Buyer at the Closing shall be less than one hundred seventy-two thousand five hundred dollars ($172,500) (collectively, the “Consideration”).

The Parties mutually agree that the Consideration shall be allocated in accordance with Section 1060 of the Internal Revenue Code, as amended (the “Code”), and an allocation statement prepared by the Parties within ninety (90) calendar days after the Closing Date (the “Allocation Statement”).  If the Parties have not adopted an Allocation Statement within ninety (90) calendar days after the Closing Date, any disputed aspects of the Allocation Statement shall be resolved within thirty (30) calendar days thereafter by a law firm or internationally recognized independent public accounting firm mutually acceptable to Seller and Buyer (the “Neutral Arbiters”), which shall resolve such dispute pursuant to, first, the terms of this Agreement and, second, the application of applicable tax laws to the relevant facts.  The decision of the Neutral Arbiters shall be final, and the costs, expenses and fees of the Neutral Arbiters shall be borne equally by Seller and Buyer.  The Parties each agree to prepare and file on a timely basis any necessary tax forms setting forth the allocation set forth in the Allocation Statement.  The Parties further agree to report this transaction for income tax purposes in accordance with the Allocation Statement and each Party agrees to act in accordance with such Allocation Statement in the course of any tax audit, tax review or tax litigation concerning such Party and relating thereto (except as otherwise required by law).  Neither Seller nor Buyer will assert that the allocation set forth in the Allocation Statement was not separately bargained for at arm’s-length and in good faith, nor take any inconsistent position with such Allocation Statement on any tax return or filing.  The Parties agree to furnish or to cause to be furnished to each other upon request as promptly as practicable, such information and assistance relating to the transactions hereunder and particulars concerning their entity as is reasonably necessary for the filing of any tax return, declaration or report, the making of any election related to taxes, the preparation for any audit by any taxing authority, or the prosecution or defense of any claim, suit, or proceeding; provided, however, that such information and assistance shall be provided in a manner that will not unreasonably disrupt the business of the Party providing information or assistance, at the requesting Party’s own cost and expense.

Not later than thirty (30) days prior to the filing of their respective Forms 8594 relating to this Agreement if such filing is required by law, each of Buyer and Seller shall deliver to the other a copy of its Form 8594.

5.

Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement and shall be deemed to have occurred at 10:00 a.m. on  April 15, 2008 (the “Closing Date”), at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, New York, New York 10022, or at such other date, time or place as the Parties may mutually agree.

6.

Closing Deliveries.

(a)

At Closing, Seller shall deliver to Buyer the following:

(i)

An executed bill of sale in the form attached hereto as Exhibit A (the “Bill of Sale”), or such other good and sufficient instruments of assignment, transfer and conveyance as Buyer shall reasonably request, to convey and to transfer to Buyer all of Seller’s right, title and interest in and to the Purchased Assets;

(ii)

an executed assignment and assumption agreement whereby Seller will assign to Buyer its rights and obligations under the Purchased Assets, Assumed Contracts, and Assumed Liabilities in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”);

(iii)

an executed assignment and assumption agreement whereby Seller will assign to Buyer its rights and obligations in the Intellectual Property in the form attached hereto as Exhibit C (the “IP Assignment and Assumption Agreement”);

(iv)

resolutions of Seller’s Board of Directors approving this Agreement and the transactions contemplated hereby, certified by the Secretary of Seller; and

(v)

such other documents as Buyer may reasonably request in order to evidence and effectuate the obligations and duties of Seller pursuant to this Agreement.

(b)

At the Closing, Buyer shall deliver to Seller the following:

(i)

the Assignment and Assumption Agreement;

(ii)

a good standing certificate for Buyer issued by the Connecticut Secretary of State, dated a recent date;

(iii)

resolutions of Buyer’s Manager approving this Agreement and the transactions contemplated hereby, certified by the Secretary of Buyer; and

(iv)

such other documents as Seller may reasonably request in order to evidence and effectuate the obligations and duties of Buyer pursuant to this Agreement.

7.

Representations and Warranties of Seller.  As a material inducement to the Buyer to enter into this Agreement and to buy the Purchased Assets, with the understanding that the Buyer will be relying thereon in consummating the transactions contemplated hereunder, the Seller hereby represents and warrants to the Buyer that the statements contained in this Section 7 are true and correct.

(a)

Organization and Authority.  Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Seller has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by its Board of Directors, and will not violate its Certificate of Incorporation or Bylaws.  This Agreement, and all other instruments, documents and agreements to be delivered by Seller in connection therewith, are the legal, valid and binding obligation of Seller enforceable in accordance with its, and their, terms.

(b)

Title; Condition.  Seller makes no representation or warranty as to its title to or the condition of any of the Purchased Assets or any liens, claims, security interests or encumbrances thereon, and all such Purchased Assets are sold on an “as-is, where-is” basis, subject to any liens claims, security interests or encumbrances thereon.

(c)

Brokers.  Neither Seller nor any party acting on its behalf has any obligation or liability to pay any fee or commission to any broker or finder in connection with this Agreement or the transactions contemplated by this Agreement.

8.

Representations and Warranties of Buyer.  As a material inducement to the Seller to enter into this Agreement and to sell the Purchased Assets, with the understanding that the Seller will be relying thereon in consummating the transactions contemplated hereunder, the Buyer hereby represents and warrants to the Seller that the statements contained in this Section 8 are true and correct.

(a)

Organization and Authority.  Buyer is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Connecticut.  Buyer has all requisite limited liability company power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by all necessary limited liability company action of its members or managers and will not violate its Operating Agreement or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order.  This Agreement, and all other instruments, documents and agreements to be delivered by Buyer in connection therewith, are the legal, valid and binding obligation of Buyer enforceable in accordance with its, and their, terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)

Brokers.  Neither Buyer nor any party acting on its behalf has any obligation or liability to pay any fee or commission to any broker or finder in connection with this Agreement or the transactions contemplated by this Agreement.

9.

Other Agreements.

(a)

Sellers’ Employees.  On and as of the Closing Date, to the extent not otherwise already taken, Seller will take all actions within Seller’s power to terminate all of the employment agreements of employees of Seller and release such persons from their employment obligations to Seller (except as noted below).  Buyer shall have the right, but shall not be obligated, to hire some or all of Seller’s employees.  Prior to the Closing, Seller shall cooperate with Buyer to arrange interviews with any of Seller’s employees identified by Buyer and to facilitate offers of employment by Buyer to some or all of Seller’s employees. Buyer shall determine which, if any, of Seller’s employees that Buyer wishes to hire, and shall hire such employees as of the Closing Date.  Nothing in this Agreement, either expressed or implied, shall confer upon any employee of Seller any rights or remedies, including any right to employment or continued employment for any specified period or of any nature or kind whatsoever under or by reason of this Agreement.

(b)

Transfer Taxes.  Buyer shall pay when due all applicable transfer, recording and other charges, taxes or fees in connection with the transfer of the Purchased Assets, including any transfer, sales, use and bulk sales taxes, ad valorem and property taxes, and similar assessments which arise from the consummation of the transactions contemplated hereunder.  Buyer shall be responsible for all documentary, filing, recording, and registration fees payable as a result of the transfer of the Purchased Assets.  Buyer shall furnish Seller with such information and certificates as Seller may reasonably request to enable Seller to obtain any available tax clearance certificates.

(c)

Transaction Expenses.  Each of the Parties shall bear its own costs and expenses (including legal and accounting fees) incurred in connection with this Agreement and the transactions contemplated by this Agreement, provided that the Buyer shall pay or reimburse all costs and expenses of the Seller (including legal and accounting fees) incurred by the Seller on or before the date hereof in connection with this Agreement and the transactions contemplated hereby.

(d)

Third Party Consents.  To the extent that any of the Assumed Contracts are not assignable without the consent, waiver or approval of another person, this Agreement shall not constitute an assignment or an attempted assignment of such Assumed Contract if such assignment or attempted assignment would constitute a breach thereof, provided that the liabilities and obligations of Seller thereunder shall continue to be deemed to constitute Assumed Liabilities for all other purposes hereunder, including without limitation the indemnification provisions of Section 13.  Seller and Buyer shall, for the account of Buyer, use their respective commercially reasonable efforts to obtain such consents, waivers and approvals as soon as practicable following the Closing Date and Seller shall cooperate with and assist Buyer to this end.  If any such consent, waiver or approval shall not be obtained despite such efforts, then Seller shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefits intended to be assigned to Buyer with respect to the underlying Assumed Contract  For the avoidance of doubt, Buyer hereby agrees to accept the burdens and perform the obligations of Seller under each such Assumed Contract on Seller’s behalf unless and until any such consent, waiver or approval or any such alternative arrangement shall be obtained or made, and that if the other party’s consent, waiver or approval is subsequently obtained, Buyer shall at such time agree to assume all liabilities and obligations thereunder.

10.

Conditions Precedent to Obligations of Seller.  The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the conditions set forth below, unless waived in writing by Seller:

(a)

The representations and warranties of Buyer set forth in this Agreement shall be true and correct on and as of the Closing Date and Buyer shall have delivered to Seller an officer’s closing certificate to that effect dated as of the Closing Date.

(b)

Buyer shall have performed and complied with, in all material respects, all covenants and obligations required to be performed or complied with by it under this Agreement on the Closing Date, and Buyer shall have delivered to Seller an officer’s closing certificate to that effect dated as of the Closing Date.

(c)

Seller shall have received the items listed in Section 6(b).

(d)

Seller shall have received such other documents and agreements necessary to effect the transactions contemplated by this Agreement, in each case in form and substance reasonably satisfactory to Seller’s counsel, as Seller may reasonably request.

(e)

No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

(f)

All required governmental approvals and consents from third parties shall have been obtained.

11.

Conditions Precedent to Obligations of Buyer.  The obligations of Buyer under this Agreement shall be subject to the satisfaction, on the Closing Date, of the conditions set forth below, unless waived in writing by Buyer:

(a)

The representations and warranties of Seller set forth in this Agreement shall be true and correct on and as of the Closing Date and Seller shall have delivered to Buyer an officer’s closing certificate to that effect dated as of the Closing Date.

(b)

Seller shall have performed and complied with, in all material respects, all covenants and obligations required to be performed or complied with by it under this Agreement on the Closing Date, and Seller shall have delivered to Buyer an officer’s closing certificate to that effect dated as of the Closing Date.

(c)

Buyer shall have received the items listed in Section 6(a).

(d)

Buyer shall have received such other documents and agreements necessary to effect the transactions contemplated by this Agreement, in each case in form and substance reasonably satisfactory to Buyer’s counsel, as Buyer may reasonably request.

(e)

No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

(f)

All required governmental approvals and consents from third parties shall have been obtained.

12.

Post Closing Covenant.  As promptly as practicable following the Closing, Seller shall change its corporate name to a name that does not include either of the words “Enigma” or “Software”.

13.

Survival.  The representations, warranties, covenants and obligations of each Party contained in this Agreement shall survive after the execution and delivery of this Agreement or such certificate or document, as the case may be, for a period of two (2) years.

14.

Indemnification.  Buyer hereby agrees to hold harmless and indemnify Seller and each of its officers, directors, employees, agents, subsidiaries and affiliates from and against any and all actions, causes of action, suits, claims, proceedings, losses, liabilities, damages, penalties, fees, costs or expenses (including, without limitation, reasonable attorneys’ fees and court costs), as a result of, arising out of or relating to, (i) any breach by Buyer of this Agreement or any of the representations, warranties, covenants or obligations of Buyer contained herein, and (ii) any Assumed Liabilities.  Seller hereby agrees to hold harmless and indemnify Buyer and each of its officers, directors, employees, agents, subsidiaries and affiliates from and against any and all actions, causes of action, suits, claims, proceedings, losses, liabilities, damages, penalties, fees, costs or expenses (including, without limitation, reasonable attorneys’ fees and court costs), as a result of, arising out of or relating to, any breach by Seller of this Agreement or any of the representations, warranties, covenants or obligations of Seller contained herein.

15.

Miscellaneous.

(a)

Written Changes, Waivers, Etc.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 15(c) hereof.

(b)

Publicity.  Each Party shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any Party; provided, however, that the Seller shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Seller shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and the Buyer shall be provided with a copy thereof upon release thereof).

(c)

Notices.  Any notice or other communication required or desired to be served, given, or delivered under this Agreement shall be in writing and shall be deemed validly served, given, or delivered (i) upon actual receipt, when delivered personally; (ii)  three (3) calendar days following the deposit thereof in the United States mail, certified, return receipt requested; (iii) upon confirmation of receipt following transmission thereof in a legible facsimile transmission; or (iv) the next business day following prepaid deposit thereof with a nationally recognized overnight courier, in each case properly addressed to the person to be notified at the address or facsimile number listed below.  The address of any Party may be changed by five (5) calendar days’ prior written notice to the other Parties duly served in accordance with this Section 15(c).

If to Seller:	Enigma Software Group, Inc.
150 Southfield Avenue, Suite 1432
Stamford, CT 06902

With a copy to:	DLA Piper US LLP 1999 Avenue of the Stars Suite 400 Los Angeles, California 90067-6023 Attention: Perrie M. Weiner, Esq. Facsimile: 310.595.3300

If to Buyer:	Enigma Software Group USA, LLC Attention: Alvin J. Estevez 150 Southfield Avenue, Suite 1432 Stamford, CT 06902

(d)

Entire Agreement.  This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto and thereto.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(e)

Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party hereto of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

(f)

Other Remedies.  Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such Party, and the exercise of anyone remedy shall not preclude the exercise of any other.

(g)

Attorney Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).  The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.  A party not entitled to recover its costs shall not be entitled to recover attorney fees.  No sum for attorney fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorney fees.

(h)

Assignability.  No Party may assign any of its rights or obligations under this Agreement without the other Party’s prior written consent.

(i)

Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

(j)

Arbitration.  The parties to this Agreement will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this section shall limit Seller’s right to obtain an injunction for a breach of this Agreement from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this Section 14(k), fully adjudicates the dispute.

(k)

NO JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(l)

Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

(m)

Successors and Assigns.  Each of the covenants, terms, conditions and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto.

(n)

Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

(o)

Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(p)

Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

(q)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(r)

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

SELLER:

ENIGMA SOFTWARE GROUP, INC.,
a Delaware corporation

By: /s/ William R. Atkinson
Print Name: William R. Atkinson
Its: Chief Executive Officer

BUYER:

ENIGMA SOFTWARE GROUP USA, LLC,
a Connecticut limited liability company

By: /s/ Alvin Estevez
Print Name: Alvin Estevez
Its: Manager

EXHIBIT A

BILL OF SALE

BILL OF SALE

This Bill of Sale is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Asset Purchase Agreement dated as of April 15, 2008 (the “Agreement”) by and among Enigma Software Group USA, LLC, a Connecticut limited liability company (“Buyer”) and Enigma Software Group, Inc., a Delaware corporation, and its Subsidiaries (“Seller”).  Capitalized terms, unless otherwise defined herein, have the meanings assigned to such terms in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, bargains, sells, conveys, delivers, assigns and transfers to Buyer all of Seller’s right, title and interest in and to the Purchased Assets including all liabilities and obligations of the Seller of every kind and nature whatsoever, known or unknown, relating to the Software Business, whether arising by agreement, operation of law or otherwise (collectively, the “Property”).  This Bill of Sale is made, executed and delivered in accordance with and is subject to the representations, warranties and covenants, including all limitations thereon, set forth in the Agreement, including, without limitation, Section 7(b) thereof.

Seller, for itself and its successors and assigns, by this Bill of Sale, covenants and agrees that Seller and its successors and assigns shall execute and deliver, or shall caused to be executed and delivered, such other instruments of transfer and conveyance and other documents and take such other actions as Buyer may reasonably request to vest in Buyer and its successors and assigns all of Seller’s right, title and interest in and to the Property, subject to any liens, claims, security interests or encumbrances thereon.

TO HAVE AND TO HOLD the Property unto Buyer, its successors and assigns, forever.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by one of its duly authorized officers this 15th day of April, 2008.

ENIGMA SOFTWARE GROUP, INC.,

By: /s/ William R. Atkinson
William R. Atkinson
Chief Executive Officer

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION

AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made this 15th day of April, 2008 by and between Enigma Software Group, Inc. and its Subsidiaries (“Assignor”) and Enigma Software Group USA, LLC (“Assignee”).

R E C I T A L S

WHEREAS, Assignor entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) with Assignee to provide for, among other things, the sale of the Purchased Assets to Assignee;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Assignor desires to assign, and Assignee desires to accept such assignment and assume, all of its right, title and interest in and to the Assumed Liabilities to Assignee.

NOW THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Recitals.  The recitals above are hereby fully incorporated into and made a part of this Agreement by this reference.

2.

Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

3.

Assignment and Assumption.  Assignor hereby transfers, assigns and sets over to Assignee, and Assignee hereby accepts such assignment of and assumes, all of the right, title and interest of Assignor in and to the Purchased Assets, excluding the Intellectual Property.  Assignor hereby transfers, assigns and sets over to Assignee, and Assignee hereby accepts such assignment of, assumes and agrees to pay, perform and discharge when due, each of the Assumed Liabilities.  The assignment herein made shall be effective as of April 15, 2008 (the “Effective Date”).  Without limiting the generality of the foregoing, Assignee hereby agrees to be bound by, and timely and faithfully to pay, perform, discharge and observe at all times, each of Assignor’s obligations, agreements, commitments, duties, and liabilities under each of the Assumed Contracts, regardless of whether such obligations, commitments, duties or liabilities shall have arisen prior to, on or after the Closing Date, with the same force and effect as if the Assumed Contracts were originally written with Assignee occupying Assignor’s position

4.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives and permitted successors and permitted assigns.

5.

Notice to Third Parties.  As soon as practicable following execution of this Agreement, Assignee will take such reasonable steps as necessary to provide notice of the assignment and assumption evidenced hereby to any person or entity party to the Assumed Contracts pursuant to the notice provisions of the Assumed Contracts.

6.

Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.

Other Remedies.  Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of anyone remedy shall not preclude the exercise of any other.

8.

Attorney Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).  The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.  A party not entitled to recover its costs shall not be entitled to recover attorney fees.  No sum for attorney fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorney fees.

9.

Assignability.  No party may assign any of its rights or obligations under this Agreement without the other party’s prior written consent.

10.

Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

11.

Arbitration.  The parties to this Agreement will submit all disputes arising under it to binding arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this section shall limit Assignor’s right to obtain an injunction for a breach of this Agreement from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this Section 11, fully adjudicates the dispute.

12.

NO JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

13.

Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

14.

Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party.

15.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

17.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement is executed as of the day and year first set forth above.

ASSIGNOR:

ENIGMA SOFTWARE GROUP, INC.,

By: /s/ William R. Atkinson
Print Name: William R. Atkinson
Title: Chief Executive Officer

ASSIGNEE:

ENIGMA SOFTWARE GROUP USA, LLC,

By:
Print Name:
Title:

EXHIBIT C

IP ASSIGNMENT AND ASSUMPTION AGREEMENT

IP ASSIGNMENT AND ASSUMPTION

AGREEMENT

THIS IP ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made this 15th day of April, 2008 by and between Enigma Software Group, Inc. and its Subsidiaries (“Assignor”) and Enigma Software Group USA, LLC (“Assignee”).

R E C I T A L S

WHEREAS, Assignor entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) with Assignee to provide for, among other things, the sale of the Purchased Assets to Assignee, which Purchased Assets include certain Intellectual Property, including certain agreements related to intellectual property;

WHEREAS, the Intellectual Property includes, and Assignor is the owner of the entire right, title and interest in and to, the trademarks and trademark registrations listed on Schedule A attached hereto, including all common law and statutory right, title and interest, together with the goodwill related thereto (collectively, the “Marks”);

B.

C.

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Assignor desires to assign, and Assignee desires to accept such assignment and assume, all of its right, title and interest in and to the Assumed Liabilities to Assignee, which Assumed Liabilities contain certain obligations and liabilities relating to the Intellectual Property;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements herein contained, and for $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Recitals.  The recitals above are hereby fully incorporated into and made a part of this Agreement by this reference.

2.

Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

3.

Assignment and Assumption.  Assignor hereby assigns, transfers and sets over to Assignee its successors, legal representatives and assigns, and Assignee hereby accepts such assignment of, all of the right, title and interest of Assignor in and to, the Intellectual Property including the Marks, together with the goodwill of the business connected with the use of and symbolized by the Marks, and hereby assumes and agrees to pay, perform and discharge when due, each of the Assumed Liabilities relating to the Intellectual Property.  This Agreement is made, executed and delivered in accordance with and is subject to the representations, warranties and covenants, including all limitations thereon, set forth in the Purchase Agreement, including, without limitation, Section 7(b) thereof.  The assignment herein made shall be effective as of April 15, 2008 (the “Effective Date”).  Without limiting the generality of the foregoing, Assignee hereby agrees to be bound by, and timely and faithfully to pay, perform discharge and observe at all times, each of Assignor’s obligations, agreements, commitments, duties, and liabilities under each of those instruments or agreements constituting or relating to Intellectual Property (the “IP Agreements”), regardless of whether such obligations, commitments, duties or liabilities shall have arisen prior to, on or after the Closing Date, with the same force and effect as if such IP Agreements were originally written with Assignee occupying Assignor’s position.

4.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives and permitted successors and permitted assigns.

5.

Notice to Third Parties.  As soon as practicable following execution of this Agreement, Assignee will take such reasonable steps as necessary to provide notice of the assignment and assumption evidenced hereby to any person or entity party to the IP Agreements pursuant to the notice provisions of the Agreements.

6.

Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.

Other Remedies.  Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of anyone remedy shall not preclude the exercise of any other.

8.

Attorney Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).  The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.  A party not entitled to recover its costs shall not be entitled to recover attorney fees.  No sum for attorney fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorney fees.

9.

Assignability.  No party may assign any of its rights or obligations under this Agreement without the other party’s prior written consent.

10.

Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

11.

Arbitration.  The parties to this Agreement will submit all disputes arising under it to binding arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this section shall limit Assignor’s right to obtain an injunction for a breach of this Agreement from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this Section 11, fully adjudicates the dispute.

12.

NO JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

13.

Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

14.

Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party.

15.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

17.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, this IP Assignment and Assumption Agreement is executed as of the day and year first set forth above.

ASSIGNOR:

ENIGMA SOFTWARE GROUP, INC.,

By: /s/ William R. Atkinson
Print Name: William R. Atkinson
Title: Chief Executive Officer

ASSIGNEE:

ENIGMA SOFTWARE GROUP USA, LLC,

By:
Print Name:
Title: